UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2007

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
of incorporation)		Identification No.)

4300 Wilson Boulevard, Suite 1100		22203
Arlington, Virginia		(Zip code)
(Address of principal executive offices)

(703) 522-1315
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                     Regulation FD Disclosure.

On October 9, 2007, The AES Corporation (the “Company”) stated that, although it cannot predict its year end results with certainty, it does not currently believe any modification is required to its guidance related to adjusted income from continuing operations or its parent operating cash flow for the year 2007.  In addition, for the third quarter of 2007, the Company believes that both parent operating cash flow and GAAP income from continuing operations (which was a loss in the third quarter of 2006) will equal or exceed the numbers reported in the third quarter of 2006.  However, the Company also disclosed that it believes that adjusted income from continuing operations for the third quarter of 2007 will be materially below its adjusted income from continuing operations for the same period in 2006.

The Company believes the differences in the quarter over quarter adjusted income from continuing operations are partly the result of certain gains in the third quarter of 2006 which did not occur in the same period in 2007.  These 2006 gains included an income tax benefit associated with the restructuring of the Brasiliana holding company.  The Company believes 2007 third quarter results will be negatively impacted by increased costs from gas supply curtailments, hydrology and spot prices for electricity in the Company’s businesses in Argentina and Chile.  In addition, the Company had increased expenses from its restatements and its efforts to remediate its material weaknesses.

Because the Company has not completed its closing process for its third quarter results, its beliefs regarding these matters remain subject to completion of the final financial statements for the quarter.

The information provided in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Cautionary Statements Regarding Forward-Looking Statements

The statements set forth above in this report contain forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934.    Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalized investment levels and rates of return consistent with prior experience. Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’s 2006 Annual Report on Form 10-K/A.  Readers are encouraged to read AES’s filings to learn more about the risk factors associated with AES’s business.  Unless otherwise required by laws, AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01                     Other Events.

On October 9, 2007, the Company issued a press release pursuant to Rule 135c of the Securities Act of 1933, as amended, announcing its intention to offer in a private placement $500,000,000 aggregate principal amount of senior notes due 2017.

The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 8.01 of this report on Form 8-K.

Item 9.01                     Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 9, 2007

THE AES CORPORATION

By:	/s/ VICTORIA D. HARKER
	Name:	Victoria D. Harker
	Title:	Chief Financial Officer